UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 29, 2007

                             Pacific Capital Bancorp
             (Exact name of registrant as specified in its charter)

         California                  0-11113                   95-3673456
(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)            File Number)            Identification No.)


   1021 Anacapa Street, Santa Barbara, CA                   93101
  (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On October 29, 2007, Pacific Capital Bancorp (the "Company") issued a press release announcing updated results for the 2007 Refund Anticipation Loan (RAL) and Refund Transfer (RT) programs. In the third quarter of 2007, the Company will record a provision for credit losses in the amount of $22.4 million to reflect increased losses on 2007 RALs. The increased losses result from the identification of additional customer and tax preparer fraud experienced in the 2007 RAL program. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The Company will include detailed financial statements and additional analyses for the quarter ended September 30, 2007, as part of its quarterly report on Form 10-Q.



Item 9.01   Financial Statements and Exhibits

   (c) Exhibits:

       Exhibit No.              Description
       -------------------------------------------------------
          99.1            Press release dated October 29, 2007



                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                    PACIFIC CAPITAL BANCORP

Date:  October 29, 2007                              /s/ Frederick W. Clough
                                                     -----------------------
                                                    Frederick W. Clough
                                                    Executive Vice President
                                                    and General Counsel

                                  EXHIBIT INDEX

Exhibit Number     Description of Exhibits
--------------     -----------------------

99.1 Pacific Capital Bancorp press release dated October 29, 2007, announcing updated results for the 2007 Refund Anticipation Loan (RAL) and Refund Transfer (RT) programs.